Exhibit 99.1

Intapp Announces Third Quarter Fiscal Year 2023 Financial Results

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Third quarter SaaS and support revenue of $66.1 million, up 33% year-over-year
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Third quarter total revenue of $92.0 million, up 32% year-over-year
•
Cloud annual recurring revenue (ARR) of $206.3 million, up 40% year-over-year

PALO ALTO, Calif., May 8, 2023 – Intapp, Inc. (NASDAQ: INTA), a leading provider of cloud software for the global professional and financial services industry, announced its financial results for the third quarter of fiscal year 2023 ended March 31, 2023. Intapp also provided its outlook for the fourth quarter and full fiscal year of 2023.

“We are pleased to report another quarter of strong results as professional and financial services firms continue to embrace our purpose-built cloud solutions,” said John Hall, CEO of Intapp. “Our third quarter results and steady demand for our technology validate our position as the leaders in digital transformation for the industry we serve.”

Third Quarter of Fiscal Year 2023 Financial Highlights

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SaaS and support revenue was $66.1 million, a 33% year-over-year increase compared to the third quarter of fiscal year 2022.
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Total revenue was $92.0 million, a 32% year-over-year increase compared to the third quarter of fiscal year 2022.
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Cloud ARR was $206.3 million as of March 31, 2023, a 40% year-over-year increase compared to Cloud ARR at the end of the third quarter in the prior year. Cloud ARR represented 65% of total ARR as of March 31, 2023, compared to 58% as of March 31, 2022.
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Total ARR was $315.6 million as of March 31, 2023, a 24% year-over-year increase compared to total ARR at the end of the third quarter in the prior year.
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GAAP operating loss was ($18.2) million, compared to a GAAP operating loss of ($28.7) million in the third quarter of fiscal year 2022.
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Non-GAAP operating profit was $2.9 million, compared to a non-GAAP operating loss of ($2.2) million in the third quarter of fiscal year 2022.
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GAAP net loss was ($18.1) million, compared to a GAAP net loss of ($28.7) million in the third quarter of fiscal year 2022.
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Non-GAAP net income was $2.2 million, compared to a non-GAAP net loss of ($2.3) million in the third quarter of fiscal year 2022.
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GAAP net loss per share was ($0.28), compared to a GAAP net loss per share of ($0.47) in the third quarter of fiscal year 2022.
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Non-GAAP fully diluted net income per share was $0.03, compared to a non-GAAP net loss per share of ($0.04) in the third quarter of fiscal year 2022.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents were $53.2 million as of March 31, 2023, compared to $50.8 million as of June 30, 2022, primarily reflecting net cash provided by operating activities and proceeds from stock option exercises, reduced by payments of deferred contingent consideration associated with acquisitions.
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For the nine months ended March 31, 2023, cash provided by operating activities was $16.8 million, compared to cash provided by operating activities of $4.6 million for the nine months ended March 31, 2022.

Business Highlights

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As of March 31, 2023, we served more than 2,250 clients, 572 of which each generated more than $100,000 of ARR.
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We upsold and cross-sold our existing clients such that our trailing twelve months’ net revenue retention rate as of March 31, 2023 was within our recently increased range of 113% to 117%.
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We continued to add new clients and expand existing accounts including AmLaw 200 firm Benesch, virtual law firm Practus, and private equity firm Excel Group.
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DealCloud won two industry awards in the third quarter of fiscal year 2023. It won Best Deal Origination Technology and Best Secure Workflow Management Provider in the 2023 Private Equity Wire European Awards and was named a top influencer in commercial real estate technology by GlobeSt Real Estate Forum.

Fourth Quarter and Full Fiscal Year 2023 Outlook

Fiscal 2023 Outlook
	Fourth Quarter	Fiscal Year
SaaS and support revenue (in millions)	$67.0 - $68.0	$251.5 - $252.5
Total revenue (in millions)	$92.5 - $93.5	$349.0 - $350.0
Non-GAAP operating profit (in millions)	$1.5 - $2.5	$9.0 - $10.0
Non-GAAP diluted net income per share	$0.00 - $0.02	$0.07 - $0.09

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating profit (loss),” “non-GAAP net income (loss),” and “non-GAAP net income (loss) per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating profit and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures because certain of these reconciling items, including stock-based compensation and amortization of intangible assets, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Monday, May 8, 2023, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 2,250 of the world’s premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full year of fiscal year 2023, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events, such as outbreaks, epidemics, or pandemics involving public health, including the COVID-19 pandemic and Russia’s invasion of Ukraine, on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients' and partners' businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain customers; our ability to attract and retain talent; our ability to compete in highly competitive markets; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, lease modification and impairment, change in fair value of contingent consideration, acquisition-related transaction costs and the income tax effect of non-GAAP adjustments. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premises subscription contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated fully diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

Ali.robinson@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenues
SaaS and support	$66,051	$49,808	$184,469	$140,267
Subscription license	13,577	10,904	36,804	30,811
Total recurring revenues	79,628	60,712	221,273	171,078
Professional services	12,396	8,951	34,981	25,472
Total revenues	92,024	69,663	256,254	196,550
Cost of revenues
SaaS and support	13,644	13,490	38,498	37,007
Total cost of recurring revenues	13,644	13,490	38,498	37,007
Professional services	14,846	12,510	42,111	34,922
Total cost of revenues	28,490	26,000	80,609	71,929
Gross profit	63,534	43,663	175,645	124,621
Gross margin	69.0%	62.7%	68.5%	63.4%
Operating expenses:
Research and development	25,281	20,425	68,352	54,781
Sales and marketing	34,946	28,759	99,796	81,244
General and administrative	21,552	23,175	62,715	65,222
Lease modification and impairment	—	—	1,601	—
Total operating expenses	81,779	72,359	232,464	201,247
Operating loss	(18,245)	(28,696)	(56,819)	(76,626)
Loss on debt extinguishment	—	—	—	(2,407)
Interest expense	(39)	(39)	(117)	(236)
Other income (expense), net	(214)	(272)	(719)	188
Net loss before income taxes	(18,498)	(29,007)	(57,655)	(79,081)
Income tax benefit (expense)	351	271	(300)	990
Net loss	$(18,147)	$(28,736)	$(57,955)	$(78,091)
Net loss per share, basic and diluted	$(0.28)	$(0.47)	$(0.91)	$(1.28)
Weighted-average shares used to compute net loss per share, basic and diluted	64,327	61,564	63,487	60,868

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2023	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$53,159	$50,783
Restricted cash	807	3,528
Accounts receivable, net of allowance for doubtful accounts of $1,734 and $918 as of March 31, 2023 and June 30, 2022, respectively	68,397	66,947
Unbilled receivables, net	12,642	6,763
Other receivables, net	1,158	3,199
Prepaid expenses	8,637	5,984
Deferred commissions, current	11,240	10,187
Total current assets	156,040	147,391
Property and equipment, net	15,495	12,283
Operating lease right-of-use assets	15,784	—
Goodwill	270,043	269,103
Intangible assets, net	40,338	48,430
Deferred commissions, noncurrent	15,818	14,755
Other assets	1,828	2,451
Total assets	$515,346	$494,413
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,697	$4,220
Accrued compensation	33,824	40,004
Accrued expenses	9,749	8,774
Deferred revenue, net	165,885	142,768
Other current liabilities	13,095	27,753
Total current liabilities	227,250	223,519
Deferred tax liabilities	1,647	2,099
Deferred revenue, noncurrent	1,852	2,712
Operating lease liabilities, noncurrent	16,172	—
Other liabilities	3,530	10,201
Total liabilities	250,451	238,531
Stockholders’ equity:
Preferred stock	—	—
Common stock	65	63
Additional paid-in capital	710,040	643,227
Accumulated other comprehensive loss	(1,519)	(1,672)
Accumulated deficit	(443,691)	(385,736)
Total stockholders’ equity	264,895	255,882
Total liabilities and stockholders’ equity	$515,346	$494,413

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net loss	$(18,147)	$(28,736)	$(57,955)	$(78,091)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,669	4,354	11,406	12,510
Amortization of deferred financing costs	38	38	115	75
Amortization of operating lease right-of-use assets	1,106	—	3,510	—
Provision for doubtful accounts	726	210	1,402	804
Stock-based compensation	18,759	22,827	54,795	62,295
Lease modification and impairment	—	—	1,601	—
Loss on debt extinguishment	—	—	—	2,407
Change in fair value of contingent consideration, including unrealized foreign exchange gain	(641)	125	(873)	(364)
Payment of contingent consideration in excess of acquisition date fair value	—	(279)	—	(279)
Deferred income taxes	(148)	(475)	(452)	(1,084)
Other	—	(7)	—	32
Changes in operating assets and liabilities:
Accounts receivable	(856)	(6,596)	(2,370)	557
Unbilled receivables, current	(3,489)	(1,633)	(5,879)	(1,694)
Prepaid expenses and other assets	(815)	(750)	214	782
Deferred commissions	(560)	(606)	(2,116)	(3,962)
Accounts payable and accrued liabilities	2,622	5,786	(5,472)	2,108
Deferred revenue, net	3,484	3,503	22,257	13,525
Operating lease liabilities	(1,471)	—	(4,594)	—
Other liabilities	(790)	284	1,245	(5,051)
Net cash provided by (used in) operating activities	3,487	(1,955)	16,834	4,570
Cash Flows from Investing Activities:
Purchases of property and equipment	(356)	(165)	(2,054)	(281)
Capitalized internal-use software costs	(1,179)	(1,114)	(3,876)	(3,052)
Investment in note receivable	(500)	—	(500)	—
Net cash used in investing activities	(2,035)	(1,279)	(6,430)	(3,333)
Cash Flows from Financing Activities:
Payments on borrowings	—	—	—	(278,000)
Proceeds from initial public offering, net of underwriting discounts	—	—	—	292,758
Payments for deferred offering costs	(57)	—	(57)	(4,358)
Proceeds from stock option exercises	11,247	4,187	15,727	8,070
Proceeds from employee stock purchase plan	—	—	1,241	—
Payments related to tax withholding for vested equity awards	—	(3,913)	(4,948)	(3,913)
Payments of deferred contingent consideration and holdback associated with acquisitions	(11,175)	(10,435)	(22,290)	(10,435)
Payment of deferred financing costs	—	—	—	(769)
Net cash provided by (used in) financing activities	15	(10,161)	(10,327)	3,353
Effect of foreign currency exchange rate changes on cash and cash equivalents	(71)	(143)	(422)	160
Net increase (decrease) in cash, cash equivalents and restricted cash	1,396	(13,538)	(345)	4,750
Cash, cash equivalents and restricted cash - beginning of period	52,570	59,751	54,311	41,463
Cash, cash equivalents and restricted cash - end of period	$53,966	$46,213	$53,966	$46,213

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
GAAP gross profit	$63,534	$43,663	$175,645	$124,621
Adjusted to exclude the following:
Stock-based compensation	1,524	1,228	4,248	3,166
Amortization of intangible assets	918	1,964	3,331	5,891
Non-GAAP gross profit	$65,976	$46,855	$183,224	$133,678
Non-GAAP gross margin	71.7%	67.3%	71.5%	68.0%

Non-GAAP Operating Expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Research and development	$25,281	$20,425	$68,352	$54,781
Stock-based compensation	(4,571)	(5,136)	(11,351)	(13,771)
Non-GAAP research and development	$20,710	$15,289	$57,001	$41,010

Sales and marketing	$34,946	$28,759	$99,796	$81,244
Stock-based compensation	(6,029)	(7,330)	(18,134)	(20,687)
Amortization of intangible assets	(1,467)	(1,448)	(4,398)	(3,927)
Non-GAAP sales and marketing	$27,450	$19,981	$77,264	$56,630

General and administrative	$21,552	$23,175	$62,715	$65,222
Stock-based compensation	(6,635)	(9,133)	(21,062)	(24,671)
Amortization of intangible assets	(120)	(106)	(363)	(319)
Change in fair value of contingent consideration	641	—	873	(727)
Acquisition-related transaction costs	(502)	(125)	(703)	(206)
Non-GAAP general and administrative	$14,936	$13,811	$41,460	$39,299

Non-GAAP Operating Profit (Loss)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
GAAP operating loss	$(18,245)	$(28,696)	$(56,819)	$(76,626)
Adjusted to exclude the following:
Stock-based compensation	18,759	22,827	54,795	62,295
Amortization of intangible assets	2,505	3,518	8,092	10,137
Lease modification and impairment	—	—	1,601	—
Change in fair value of contingent consideration	(641)	—	(873)	727
Acquisition-related transaction costs	502	125	703	206
Non-GAAP operating profit (loss)	$2,880	$(2,226)	$7,499	$(3,261)

Non-GAAP Net Income (Loss)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
GAAP net loss	$(18,147)	$(28,736)	$(57,955)	$(78,091)
Adjusted to exclude the following:
Stock-based compensation	18,759	22,827	54,795	62,295
Amortization of intangible assets	2,505	3,518	8,092	10,137
Lease modification and impairment	—	—	1,601	—
Change in fair value of contingent consideration	(641)	—	(873)	727
Acquisition-related transaction costs	502	125	703	206
Income tax effect of non-GAAP adjustments (1)	(761)	—	(1,242)	—
Non-GAAP net income (loss)	$2,217	$(2,266)	$5,121	$(4,726)

GAAP net loss per share, basic and diluted	$(0.28)	$(0.47)	$(0.91)	$(1.28)
Non-GAAP net income (loss) per share, diluted	$0.03	$(0.04)	$0.07	$(0.08)

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	64,327	61,564	63,487	60,868
Weighted-average shares used to compute non-GAAP net income (loss) per share, diluted	76,306	61,564	72,125	60,868

(1) The income tax effect of non-GAAP adjustments for the three and nine months ended March 31, 2022 were immaterial.